Exhibit 99.1

   FARO ENTERS LARGE SCALE 3D IMAGING MARKET WITH ACQUISITION OF IQVOLUTION AG

     LAKE MARY, Fla., March 29 /PRNewswire-FirstCall/ -- Consistent with their previously stated intent to enter broader three-dimensional measurement markets, FARO Technologies, Inc. (Nasdaq: FARO) today announced that it has acquired privately held iQvolution AG ("iQvolution"). "This acquisition represents FARO's first step in expanding beyond the computer-aided manufacturing measurement market to the broader computer-aided measurement market where the world of three-dimensional measurement opportunities expands significantly," stated Simon Raab, Chief Executive Officer of FARO.

     (Logo: http://www.newscom.com/cgi-bin/prnh/20000522/FLM035LOGO )
     The purchase price for the transaction is approximately $12.0 million of which 67% is in shares of FARO common stock and 33% is in cash. All of the cash portion of the acquisition and slightly less than half of the stock portion are payable immediately. The remaining stock will be held in escrow and will be paid over five years subject to achieving predetermined performance goals. Sales for iQvolution are anticipated to be approximately $7.5 million in 2005.

     "Similar to our acquisition of SMX in 2002, we expect that the combination of iQvolution's technology and FARO's financial backing and worldwide sales and marketing organization will create a much bigger player in this market than iQvolution could on its own," said Jay Freeland, President & COO of FARO. "We anticipate that this acquisition could dilute our 2005 earnings by up to $0.02 per share, but with the effectiveness of our sales network and anticipated manufacturing and administrative synergies, we believe that the acquisition could be accretive by the end of 2005."

     iQvolution, headquartered in Ludwigsburg, Germany, manufactures and supplies three-dimensional laser scanning products and services. Their technology is currently used for factory planning, facility life-cycle management, quality control, performing forensic analysis and in general, processing large volumes of three-dimensional data. Laser scanning technology simplifies modeling, reduces time requirements and maintains or increases the accuracy of the image. The resulting data is used with major CAD systems or iQvolution's own proprietary software for modeling and designing new factories or redesigning existing layouts.

     "This acquisition expands FARO's global leadership in solving three-dimensional measurement problems," Raab added. "iQvolution's technology broadens our portfolio of solutions. Their 'phase-based' laser scanner is approximately 100 times faster than competitors' 'time-based' scanners. Their current phase-based model is focused on indoor use, but we intend to introduce a model for outdoor use by early 2006. We also intend to establish new, highly competitive price and performance levels in this rapidly expanding three dimensional scanning market." Competitors include Cyra Technologies Inc., a division of Leica Geosystems, RIEGL Laser Measurement Systems GmbH, Optech Inc., Mensi SA, and Zoller+Frohlich GmbH.

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     Demand in the current three-dimensional laser scanning market is driven by the high cost of labor, scarce capital, tight schedules, and desire for reduced project risk. Among the current customers using this application are automotive, paper, petrochemical and mining companies as well as the U.S. Federal Bureau of Investigation (FBI) and other law enforcement. We estimate that the total annual three-dimensional laser scanning market today is approximately $200 million per year. However, as costs are lowered and ease of use increases, we believe that the estimated market could eventually be $500 million per year or more.

     "We are pleased to join FARO and look forward to accelerating our growth through the leverage of FARO's global team," said Bernd-Dietmar Becker, current CEO and co-founder of iQvolution. "We are excited to be able to quickly integrate with FARO Europe's offices in Stuttgart which is very close to our offices. FARO's financial strength and global presence should provide the basis for strong growth in the sales of our products and we are excited to provide FARO with a new collection of high-performance three dimensional technology."

     Raab concluded, "Adding iQvolution's technology to FARO's expanding array of offerings is an important step in our ongoing search for value-added, three dimensional measurement technologies. We look forward to the incremental growth that we expect this acquisition will bring and we look forward to finding additional technologies that will enhance our global presence and customer-centric 3D solutions."

     This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as "may," "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "will," "should," "could," "projects," "forecast," and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward- looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

     Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

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     *    our inability to achieve sales of $7.5 million for iQvolution in 2005 as a result of various potential factors, including:

          - training and ramp-up time for FARO's sales force, - the time and expense associated with further penetrating FARO's customer base;
          - the inability to expand sales of laser scanning products and services beyond engineering applications to other opportunities, such as law enforcement and the forensics market,
          - the amount of time that it takes to fulfill orders and ship products, and
          -    the length of our sales cycle to new and existing customers;

     * our inability to meet the iQvolution earnings forecast contained in this release as a result of the impact of competitive products and pricing in the three-dimensional laser scanning market or other factors;

     * the fact that the market potential for the three-dimensional laser scanning market and the potential adoption rate for iQvolution's products are difficult to quantify and predict;

     * development by others of new or improved products, processes or technologies that make iQvolution's products and services obsolete or less competitive;

     * the inability to protect iQvolution's patents and other proprietary rights and the assertion of infringement claims against us;

     * our inability to introduce new products, such as a phase-based laser scanner for outdoor use, reduce the cost of the products, or improve the ease of use of the products;

     * a decline in the overall market opportunity for the products of iQvolution or FARO;

     * the loss of Dr. Bernd-Dietmar Becker or Dr. Reinhard Becker, the co-founders of iQvolution, or other key personnel;

     * difficulties in effectively integrating iQvolution's operations, products, technologies, and personnel with those of FARO;

     * risks associated with expanding international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, and the burdens of complying with a wide variety of foreign laws and labor practices;

     * the other risks detailed in the Company's Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

     Forward-looking statements in this release represent the Company's judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

     About FARO:
     FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company's products allow manufacturers to perform three-dimensional inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO's worldwide customer base. Principal products include the FARO Gage and Gage-Plus(TM), Platinum and Titanium model FaroArms(R), SI and X model FARO Laser Trackers(R) and a CAM2(R) family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO 9001 certified and Guide 25 approved. Learn more at http://www.faro.com.

SOURCE  FARO Technologies, Inc.
    -0-                             03/29/2005
    /CONTACT: Greg Fraser, EVP of FARO Technologies, Inc., +1-407-333-9911; or Vic Allgeier of The TTC Group, +1-212-227-0997/
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